Exhibit 10.24

EXECUTION COPY

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into effective as of the 25th day of April, 2012, by and among ESCALATE CAPITAL PARTNERS SBIC I, L.P.,, a Delaware limited partnership (“Lender”), LDR SPINE USA, INC., a Delaware corporation (“Opco”), and LDR HOLDING CORPORATION, a Delaware corporation (“Holdings” and together with Opco, each a “Borrower” and collectively, jointly and severally, the “Borrowers”).

RECITALS

A. Lender and Borrowers have entered into that certain Loan and Security Agreement dated as of February 11, 2011 (as may be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Borrowers and a Subsidiary of Holdings, LDR Médical S.A.S, a French corporation (“Médical”), are entering into a Note Purchase Agreement (the “Note Purchase Agreement”) with the investors party thereto (collectively, the “Secured Subordinated Lenders”) providing for loans to Holdings and Médical in an aggregate principal amount of up to $15,000,000 (the “Secured Subordinated Indebtedness”).

C. Borrowers are amending the Senior Loan Agreement pursuant to a Fifth Amendment to Loan and Security Agreement (the “Fifth Amendment to Senior Loan Agreement” whereby, among other things, the revolving credit line is being increased to $19,000,000.

D. Borrowers and Lender desire to amend the Loan Agreement, and enter into the other agreements set forth herein, in the manner, and subject to the terms and conditions, provided below.

E. Section 9 of the Loan Agreement provides that the terms and provisions of the Loan Agreement may be amended with the written consent of Borrowers and Lender.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement.

(a) As of the Effective Date, Section 1.2(c) of the Loan Agreement is hereby amended in its entirety and replaced with the following:

(c) Payments of Principal.

(i) Borrowers shall repay to Lender the outstanding principal balance of the Advance in twenty-four (24) equal monthly payments, payable on the last business day of each calendar month, commencing on January 31, 2014.

(ii) Each monthly repayment of principal pursuant to Section 1.2(c)(i) shall be made together with payment of (x) all accrued and unpaid interest on the outstanding principal amount of the Advance and (y) all fees, expenses and other amounts outstanding hereunder and under the other Transaction Documents.

(iii) The entire outstanding principal balance of the Advance, all accrued and unpaid interest thereon, and all fees and other amounts outstanding hereunder shall be immediately due and payable on the earlier of (1) an Event of Default consisting of an Insolvency Event, (2) the date of the Change in Control, or (3) December 31, 2015 (the “Maturity Date”).

(iv) All payments shall be applied first to fees and expenses, then to interest, and then to principal. The Advance, once repaid, may not be reborrowed.

(b) As of the Effective Date, Section 5.5 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

5.5 Liens; Encumbrances. No Borrower will, nor will it permit any Subsidiary to, create, incur, or allow any Lien on any of its property or assign or convey any right to receive income, except for Permitted Liens. Notwithstanding the foregoing, Borrowers will not permit LDR Médical, SAS to create, incur or allow any Lien on LDR Médical, SAS’ property to secure any Indebtedness other than the Indebtedness specifically permitted in clauses (c), (g) and (h) of the defined term Permitted Indebtedness.

(c) As of the Effective Date, Section 5.7 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

5.7 Financial Covenants.

(a) Minimum Revenue. Tested as of the end of each fiscal quarter, Borrowers’ consolidated revenues (which shall be adjusted for foreign currencies), measured on a trailing two (2) quarter basis, shall be at least eighty percent (80%) of the trailing two quarter revenue plan that has been approved by Parent’s board of directors as set forth in Schedule B attached hereto.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

(b) Minimum Adjusted Net Worth. Tested as of the end of each fiscal quarter of Borrowers, commencing June 30, 2012, an Adjusted Net Worth of not less than Twelve Million Five Hundred Thousand Dollars ($12,500,000). Notwithstanding the forgoing, if the sum of (i) Borrowers’ balance of Cash maintained in depository or operating accounts at Bank or Bank’s Affiliates, plus (ii) the Borrowing Base (as defined in the Senior Loan Agreement) (less any outstanding Advances or oustandings under the Sublimits (in each case, as defined in the Senior Loan Agreement)) is less than Ten Million Dollars ($10,000,000), Adjusted Net Worth shall be measured as of the end of each month.

(c) Minimum Cash. Borrowers shall remain a balance of Cash in an account at Senior Lender of not less than Two Million Dollars ($2,000,000).

(d) Lender shall have the right to reset the foregoing covenants, or other mutually agreed upon covenant(s), each year during the term of this Loan Agreement, commencing February 28, 2013, effective for such calendar year, based upon Lender’s good faith business judgment, in consultation with Borrowers and based upon the projections delivered to Lender by Borrowers. Notwithstanding the foregoing, Lender may reset the financial covenants upon the occurrence of an Event of Default.

(d) As of the Effective Date, a new Section 5.18 is added to the Loan Agreement to read as follows:

5.18 Capital Expenditures. Borrowers shall not make Capital Expenditures in an amount greater than Seven Million Five Hundred Thousand Dollars ($7,500,000) during any fiscal year.

(e) As of the Effective Date, Section 6.1(b)(ii) of the Loan Agreement is hereby amended in its entirety and replaced with the following:

(ii) comply (after taking into account any applicable cure or grace periods) with the terms of any agreement to which such Borrower is a party or by which it is bound, the failure to comply with which could reasonably be expected to have a Material Adverse Effect, or any agreement pursuant to which such Borrower has incurred Indebtedness in excess of $100,000, including, without limitation, any event or occurrence that would constitute a default or an event of default under the Senior Loan Agreement or the Secured Subordinated Loan Agreement, or

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

(f) As of the Effective Date, the definitions of “Change in Control”, “Indebtedness”, “Maximum Senior Indebtedness”, “Permitted Indebtedness”, “Permitted Investments” and “Permitted Liens” contained in Section 12 of the Loan Agreement are hereby amended in their entirety and replaced with the following:

“Change in Control” shall mean (a) a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Parent ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the board of directors of Parent, who did not have such power before such transaction, (b) a sale of all or substantially all of the assets of Borrowers, on a consolidated basis, (c) Parent fails to own and control, directly or indirectly, 100% of the Shares of Opco or (d) the initial public offering of securities by Parent (or any Subsidiary of Parent) other than an offering of securities for an employee benefit plan on SEC Form S-8 or a successor form.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit (but in all events excluding trade payables incurred in the ordinary course of business), (b) all obligations evidenced by notes, bonds, debentures or similar instruments (including the Advance, the Senior Indebtedness and the Secured Subordinated Indebtedness), (c) all capital lease obligations, and (d) all Contingent Obligations (with respect to any of the foregoing).

“Maximum Senior Indebtedness Amount” means $19,000,000.

“Permitted Indebtedness” means:

(a) Indebtedness of Borrowers in favor of Lender arising under this Loan Agreement or any other Transaction Document, or in favor of Escalate Capital I, L.P. under the Amended and Restated Loan and Security Agreement dated as of February 11, 2011, as amended, and the documents executed in connection therewith (collectively, the “Escalate Capital Loan Documents”);

(b) Senior Indebtedness not to exceed the Maximum Senior Indebtedness Amount at any one time outstanding;

(c) Indebtedness not to exceed the principal amount of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year of Borrowers secured by a lien described in clause (c) of the defined term “Permitted Liens;” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment and related software financed with such Indebtedness;

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

(d) Subordinated Debt (exclusive of the Secured Subordinated Indebtedness) in an aggregate amount not to exceed $150,000 at any time outstanding during the term hereof;

(e) Indebtedness of Opco to trade creditors incurred in the ordinary course of business;

(f) Indebtedness of Borrowers arising from the endorsement of instruments in the ordinary course of business;

(g) Indebtedness owing by LDR Medical, SAS to certain lenders, not to exceed the principal amount of Seven Million Two Hundred Thousand Euros (€7,250,000) at any time outstanding during the term hereof;

(h) Secured Subordinated Indebtedness not to exceed the principal amount of $15,000,000 at any one time outstanding; and

(i) Indebtedness of any Subsidiary to a Borrower or any other Subsidiary and Indebtedness of a Borrower to any Subsidiary; not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any time during the term hereof, except as otherwise permitted under clause (b)(x) of the definition of Permitted Investments.

“Permitted Investments” are:

(a) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) certificates of deposit issued maturing no more than 1 year after issue; and (iv) investments made pursuant to a Borrower’s investment policy approved by its board of directors and disclosed to Lender;

(b) cash investments by (x) Subsidiaries in or to other Subsidiaries or a Borrower and cash investments by a Borrower in Subsidiaries not to exceed Two Hundred Fifty Thousand Dollar ($250,000) in the aggregate in any fiscal year; provided, that cash investments by any Borrower in any Subsidiary or by any Subsidiary in any Borrower or any other Subsidiary related to inventory purchases or Capital Expenditures in the ordinary course of business are permitted without regard to the Two Hundred Fifty Thousand Dollars ($250,000)

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

limit set forth in the preceding sentence; and (y) Parent in LDR Medical, SAS not to exceed One Million Dollars ($1,000,000) per calendar year; in each instance provided that investments of such amounts will not cause an Event of Default or the occurrence of an event that, with the passage of any notice and cure period, would constitute an Event of Default;

(c) investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(d) non-cash investments of Equipment, related software and other personal property in direct or indirect foreign Subsidiaries of Parent, with an aggregate fair market value not to exceed $100,000 in any fiscal year plus the return by Parent or any domestic Subsidiary of Parent of Inventory to LDR Medical, SAS;

(e) investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (e) shall not apply to investments of any Borrower in any Subsidiary of any Borrower;

(f) investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors or stockholders relating to the purchase of equity securities of Parent or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Parent’s Board of Directors not to exceed, for all such investments, $100,000 in the aggregate outstanding at any time;

(g) joint ventures or strategic alliances in the ordinary course of each Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by any Borrower do not exceed $250,000 in the aggregate in any fiscal year; and

(h) other investments not otherwise permitted hereunder not exceeding $100,000 in the aggregate outstanding at any time.

“Permitted Liens” means:

(a) any liens (i) existing on the Closing Date and disclosed in writing to Lender on or before the Closing Date (excluding liens to be satisfied with the proceeds of the Advance) or (ii) arising under this Loan Agreement or the other Transaction Documents or the Escalate Capital Loan Documents;

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

(b) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves;

(c) purchase money liens (i) on equipment and software acquired or held by any Borrower incurred for financing the acquisition of the equipment and software, or (ii) existing on equipment when acquired, if the lien is confined to the property and improvements and the proceeds of the equipment and software;

(d) leases or subleases and licenses or sublicenses granted in the ordinary course of each Borrower’s business;

(e) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 6;

(f) liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by such institutions, provided that Lender has a perfected security interest in the amounts held in such deposit accounts;

(g) liens securing Indebtedness described in clause (b), clause (d), clause (g) and clause (h) of Permitted Indebtedness and extensions, refinancings, modifications, amendments and restatements thereof;

(h) liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other similar liens incurred in the ordinary course of business for sums not overdue more than sixty (60) days;

(i) liens (other than any lien created by Section 4068 of ERISA and securing an obligation of any employer or employers which is delinquent) incurred or deposits or pledges made in the ordinary course of business in connection with worker’s compensation, unemployment insurance and other types of social security, or to secure the performance of bids, leases, customs, tenders, statutory obligations, surety and appeal bonds, payment and performance bonds, return-of-money bonds and other similar obligations (not incurred in connection with the borrowing of money or the obtaining of advances or credits to finance the purchase price of property);

(j) easements, rights-of-way, restrictions, covenants, conditions and other liens incurred, licenses and sublicenses and other similar rights granted to others in the ordinary course of business and not, individually or in the aggregate, materially interfering with the ordinary conduct of the business of the applicable Person;

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

(k) liens which are incidental to the conduct of the Borrowers’ business or the ownership of its property and assets and which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially impair the ordinary conduct of the business of the applicable Person;

(l) liens securing Indebtedness incurred to the extent used to finance insurance premiums;

(m) liens arising from UCC financing statement filings regarding operating leases and consignments;

(n) liens consisting of rights of set-off or bankers’ liens or amounts on deposit; and

(o) liens existing on the Closing Date on any property of LDR Medical, SAS or any other liens of the same type, or substantially similar to such Liens, existing hereafter on any property of LDR Medical, SAS.

(g) As of the Effective Date, new definitions of “Adjusted Net Worth”, “Cash”, “First Amendment Date”, “Capital Expenditures”, “Secured Subordinated Indebtedness”, “Secured Subordinated Lenders”, “Secured Subordinated Loan Agreement” and “Secured Subordinated Loan Documents” are hereby added in Section 12 of the Loan Agreement in their appropriate alphabetical order to read as follows:

“Adjusted Net Worth” means at any date as of which the amount thereof shall be determined, the sum of (i) shareholders equity, as determined in accordance with GAAP, including capital stock, partnership interest or limited liability company interest of Borrowers and their Subsidiaries, plus (ii) the Secured Subordinated Indebtedness less (x) the non cash liability associated with the fair market value of the Warrant or any warrants issued by Parent to Escalate Capital I, L.P., (y) the non cash impact of accounting for the convertible notes issued under the Senior Subordinated Loan Agreement and (z) the non cash impact of deferred taxes, in each case, determined in accordance with GAAP. For the avoidance of doubt, the parties hereto agree that Adjusted Net worth shall not include any Indebtedness owed to Lender hereunder.

“Capital Expenditures” means current period cash expenditures that are amortized over a period of time in accordance with GAAP.

“Cash” means unrestricted cash and cash equivalents.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

“First Amendment Date” means April 25, 2012.

“Secured Subordinated Indebtedness” means all obligations, liabilities and Indebtedness of every nature of Parent or LDR Médical, S.A.S from time to time owed under the Secured Subordinated Loan Documents or under any replacement or substitute notes or loan facility; provided, however, that in no event shall the principal amount of the Secured Subordinated Indebtedness at any time exceed $15,000,000. Secured Subordinated Indebtedness shall be considered to be outstanding whenever any loan commitment or principal amount under the Secured Subordinated Loan Documents is outstanding.

“Secured Subordinated Lenders” means the Investors party to the Note Purchase Agreement and their respective successors and assigns.

“Secured Subordinated Loan Agreement” means that certain Note Purchase Agreement dated the date hereof among Parent, LDR Médical, S.A.S and the Secured Subordinated Lenders, as the same may be amended, supplemented or otherwise modified, replaced or refinanced from time to time as permitted herein.

“Secured Subordinated Loan Documents” means the Secured Subordinated Loan Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time as permitted herein, including a subordination agreement by and between Lender and the Secured Subordinated Lenders, in form and substance satisfactory to Lender.

3. Consent and Approval of Amendment to Senior Loan Documents. Lender hereby consents to the amendment of the Senior Loan Documents pursuant to the terms of the Fifth Amendment to Senior Loan Agreement in the form provided to Lender on or before the date hereof.

4. Release of Lender. Borrowers hereby agree and acknowledge that (a) Lender has performed all of its obligations and duties owed to Borrowers as of the date hereof and (b) in consideration of the waiver of Lender and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers fully and forever releases and discharges Lender and does hereby fully and forever release and discharge each and all of the directors, officers, employees, attorneys, accountants, consultants, and other agents of Lender, of and from all manner of actions, cause and causes of action, expenses, losses, damages, judgments, executions, claims and demands of whatsoever kind or nature, of law or in equity, whether known or unknown, arising out of or relating in any manner, cause or thing whatsoever, which Borrowers may have had, or now have, or which Borrowers hereafter can, shall or may have for acts or omissions occurring on or prior to the date hereof, for or by reason of any manner, cause or thing whatsoever, whenever arising, to and including the date hereof.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

5. Limitation of Amendments.

(a) The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any other amendment, waiver or modification of any other term or condition of any Transaction Document, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Transaction Document.

(b) This Amendment shall be construed in connection with and as part of the Transaction Documents and all terms, conditions, covenants and agreements set forth in the Transaction Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6. Representations and Warranties. To induce Lender to enter into this Amendment, Borrowers hereby represent and warrant to Lender as follows:

(a) Immediately after giving effect to this Amendment (i) the representations and warranties contained in the Transaction Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (i) no Event of Default has occurred and is continuing.

(b) Borrowers have the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement as amended by this Amendment;

(c) The execution and delivery by Borrowers of this Amendment and the performance by Borrowers of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

(d) The execution and delivery by Borrowers of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any material law or regulation binding on or affecting Borrowers, (ii) any material contractual restriction binding on Borrowers, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrowers, or (iv) the organizational documents of Borrowers;

(e) The execution and delivery by Borrowers of this Amendment and the performance by Borrowers of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrowers, except as already has been obtained or made; and

(f) This Amendment has been duly executed and delivered by Borrowers and is the binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

7. Prior Agreement. The Transaction Documents, as amended hereby, are hereby ratified and reaffirmed and shall remain in full force and effect. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

8. Conditions Precedent to Effectiveness. Notwithstanding the date of execution or delivery of this Amendment, this Amendment shall be effective upon the satisfaction of the following conditions (the “Effective Date”), each of which shall be in form and substance satisfactory to Lender in Lender’s sole and absolute discretion:

(a) Borrowers shall have delivered to Lender, and Lender shall have accepted, an executed original of this Amendment;

(b) Borrowers shall have delivered to Lender, and Lender shall have accepted, an amendment to the Subordination Agreement, in form and substance acceptable to Lender;

(c) Borrowers shall have delivered to Lender, and Lender shall have accepted, the Fifth Amendment to the Senior Loan Agreement and the other documents and instruments executed in connection therewith, in each case, in form and substance satisfactory to Lender;

(d) Borrowers shall have delivered to Lender, and Lender shall have accepted, the documents and instruments executed in connection with the Secured Subordinated Indebtedness, in each case, in form and substance satisfactory to Lender; provided, however, that the copies of executed promissory notes evidencing that portion of the Senior Subordinated Indebtedness being funded to LDR Médical, S.A.S. shall be delivered promptly after such loans are funded to LDR Médical, S.A.S., which shall occur on or before May 15, 2012;

(e) Lender shall have entered into a subordination agreement with the Secured Subordinated Lenders, in form and substance satisfactory to Lender;

(f) Borrowers shall have reimbursed Lender for all costs of Lender’s legal counsel associated with the preparation and negotiation of this Amendment, any document or agreement between the Senior Lender and the Lender, and any other documents or agreements related thereto;

(g) All representations and warranties made by each Borrower under this Amendment shall be true and correct in all material respects (except to the extent already qualified by materiality, in which case they shall be true and correct in all respects) as of the respective dates, and to the extent, indicated in Section 6 above; and

(h) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and other legal matters incident thereto shall be satisfactory to Lender.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

9. Counterparts. This Amendment may be executed in any number of counterparts, including by facsimile or electronic delivery, each of which when so executed shall be deemed to be an original and all of such counterparts taken together shall constitute one and the same instrument.

10. Event of Default. Borrowers hereby acknowledge and agree that a breach by Borrowers of any term, provision, covenant or condition herein set forth or herein required of Borrowers to be kept or performed, shall constitute an Event of Default under the Loan Agreement, as amended by this Amendment, subject to any relevant notice and cure periods provided in Section 6 of the Loan Agreement.

11. Acknowledgment of Borrower. Borrowers hereby acknowledge and agree that, to the best of Borrower’s knowledge and belief: (a) Borrowers have no defense, offset or counterclaim with respect to the payment of any sum owed to Lender, or with respect to the performance or observance of any warranty or covenant contained in the Transaction Documents; and (b) Lender has performed all obligations and duties owed to Borrowers through the date hereof.

12. Continuing Validity. Borrowers understands and agrees that in granting its waiver and consent as provided herein, Lender is relying upon Borrowers’ representations, warranties, and agreements, as set forth in the Transaction Documents. Except as expressly modified pursuant to this Amendment, the terms of the Transaction Documents remain unchanged and in full force and effect. Lender’s waiver and consent pursuant to this Amendment in no way shall obligate Lender to grant any future waivers or consents or make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Obligations. It is the intention of Lender and Borrowers to retain as liable parties all makers and endorsers of the Transaction Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this Section 12 apply not only to this Amendment, but also to all subsequent loan modification agreements, except to the extent otherwise provided therein.

13. Further Assurances. The parties hereto shall execute such other documents as may be necessary or as may be required, in the opinion of counsel to Lender, to effect the transactions contemplated hereby and the liens and/or security interests of all other collateral instruments, as modified by this Amendment. Borrowers also agree to provide to Lender such other documents and instruments as Lender reasonably may request in connection with the modification effected hereby.

14. Enforceability. In the event the enforceability or validity of any portion of this Amendment, the Loan Agreement or any of the other Transaction Documents is challenged or questioned, such provision shall be construed in accordance with, and shall be governed by. whichever applicable federal law or law of the State of California would uphold or would enforce such challenged or questioned provision.

15. Choice of Law. This Amendment shall be governed by the internal laws of the State of California, without regard to conflicts of laws rules. Borrowers and Lender consent to the jurisdiction of the United States District Court of the Northern District of California and the state courts for San Mateo, California.

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16. JURY WAIVER; ARBITRATION. LENDER AND BORROWERS WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AMENDMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AMENDMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IF THIS JURY WAIVER IS FOR ANY REASON UNENFORCEABLE, THE PARTIES AGREE TO RESOLVE ALL CLAIMS, CAUSES AND DISPUTES THROUGH FINAL AND BINDING ARBITRATION TO BE HELD IN SAN MATEO COUNTY IN ACCORDANCE WITH THEN-CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. JUDGMENT UPON ANY AWARD RESULTING FROM ARBITRATION MAY BE ENTERED INTO AND ENFORCED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF.

[Signature page follows.]

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWERS:

LDR SPINE USA, INC.,
a Delaware corporation

By:	/s/ Christophe Lavigne
Name:	Christophe Lavigne
Title:	CEO

LDR HOLDING CORPORATION, a Delaware corporation

By:	/s/ Christophe Lavigne
Name:	Christophe Lavigne
Title:	President & CEO

SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

LENDER:

ESCALATE CAPITAL PARTNERS SBIC I, L.P.,
a Delaware limited partnership

By:	Escalate SBIC Capital Management, LLC,
its general partner

By:	/s/ Ross Cockrell
Name:	Ross Cockrell
Title:	Member

SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

Exhibit L

Form of Compliance Certificate

(see attached)

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

COMPLIANCE CERTIFICATE

Note: Please send all required reporting to:		Escalate Capital I, L.P.
300 West Sixth Street, Suite 2250
Austin, Texas 78701

	and to:	Escalate Capital I, L.P.
150 Almaden Blvd., Suite 925
San Jose, California 95113

BORROWERS:	LDR SPINE USA, INC. AND LDR HOLDHING CORPORATION

The undersigned authorized officer of LDR Holding Corporation (“Parent”) hereby certifies on behalf of Borrowers that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrowers and Lender (the “Loan Agreement”):

(i) Borrowers are in complete compliance for the period ending                     with all required covenants, except as noted below; and

(ii) All representations and warranties of Borrowers stated in the Loan Agreement are true and correct as of the date hereof.

Attached herewith are the required documents supporting the above certification. The authorized officer further certifies that the monthly and annual financial statements attached hereto are prepared in accordance with Generally Accepted Accounting Principles (GAAP), except, with respect to the monthly financial statements, for the lack of footnotes and being subject to normal year-end audit adjustments, and consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

REPORTING COVENANT	REQUIRED	COMPLIES
Monthly financial statements	Monthly within 30 days of month end	Yes	No
Annual (CPA Audited)	FYE within 120 days	Yes	No
A/R & A/P Agings	Monthly within 30 days of month end	Yes	No
IP Report	Quarterly within 30 days of quarter end	Yes	No
Annual Budget	FYE within 30 days	Yes	No
Intellectual Property Report	Quarterly, within 30 days	Yes	No

FINANCIAL COVENANTS	REQUIRED	ACTUAL		COMPLIES
Minimum Trailing Two Quarter Revenue	80% of Plan		% of Plan	Yes	No
Minimum Adjusted Net Worth	$12,500,000	$		Yes	No
Minimum Cash	$2,000,000	$		Yes	No

Please attach any comments regarding covenant violations as additional pages.

LDR HOLDING CORPORATION

Signature

Name

Title

Date

COMPLIANCE CERTIFICATE

Note: Please send all required reporting to:		Escalate Capital Partners SBIC I, L.P.
300 West Sixth Street, Suite 2250
Austin, Texas 78701

	and to:	Escalate Capital Partners SBIC I, L.P.
150 Almaden Blvd., Suite 925
San Jose, California 95113

BORROWERS:	LDR SPINE USA, INC. AND LDR HOLDING CORPORATION

The undersigned authorized officer of LDR Holding Corporation (“Parent”) hereby certifies on behalf of Borrowers that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Lender (the “Loan Agreement”):

(i) Borrowers are in complete compliance for the period ending                     with all required covenants, except as noted below; and

(ii) All representations and warranties of Borrowers stated in the Loan Agreement are true and correct as of the date hereof.

Attached herewith are the required documents supporting the above certification. The authorized officer further certifies that the monthly and annual financial statements attached hereto are prepared in accordance with Generally Accepted Accounting Principles (GAAP), except, with respect to the monthly financial statements, for the lack of footnotes and being subject to normal year-end audit adjustments, and consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

REPORTING COVENANT	REQUIRED	COMPLIES
Monthly financial statements	Monthly within 30 days of month end	Yes	No
Annual (CPA Audited)	FYE within 120 days	Yes	No
A/R & A/P Agings	Monthly within 30 days of month end	Yes	No
IP Report	Quarterly within 30 days of quarter end	Yes	No
Annual Budget	FYE within 30 days	Yes	No
Intellectual Property Report	Quarterly, within 30 days	Yes	No

FINANCIAL COVENANTS	REQUIRED	ACTUAL		COMPLIES
Minimum Trailing Two Quarter Revenue	80% of Plan		% of Plan	Yes	No
Minimum Adjusted Net Worth	$12,500,000	$		Yes	No
Minimum Cash	$2,000,000	$		Yes	No

Please attach any comments regarding covenant violations as additional pages.

LDR HOLDING CORPORATION

Signature

Name

Title

Date

Schedule B

Approved 2012 Sales Plan

(see attached)

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

LDR Consolidated Sales by Region (000’s USD)

2012 Budget

Region	2011 FRCIII	Q1 2012	Q2 2012	Q3 2012	Q4 2012	2012 Total
Asia	6,309	2,071	1,842	1,853	1,983	7,747
Europe	13,113	3,877	3,793	3,126	3,775	14,571
U.S.A.	52,012	15,183	15,693	17,127	17,998	66,002
LatinAm	6,468	1,043	2,093	2,469	1,932	7,537
Grand Total	77,903	22,174	23,421	24,574	25,688	95,857

LDR Consolidated Sales by Region, by Country (000’s USD)

Region	Country	2011 FRCIII	Q1 2012	Q2 2012	Q3 2012	Q4 2012	2012 Total
Asia	Australia	0	485	16	33	70	604
	China	2,292	632	805	776	841	3,054
	Hong Kong	0	0	0	0	0	0
	India	0	0	0	0	0	0
	Japan	1,832	444	439	449	445	1,777
	Malaysia	174	59	54	54	54	220
	Singapore	0	0	0	0	0	0
	Taiwan	275	60	60	52	60	232
	Thailand	116	15	18	21	24	77
	Vietnam	0	0	0	0	0	0
	Korea	1,621	375	450	468	489	1,782
Asia Total		6,309	2,071	1,842	1,853	1,983	7,747
Europe	Austria	309	114	95	69	74	351
	Belgium	360	138	116	73	79	405
	Denmark	83	20	17	12	13	61
	France	9,174	2,624	2,445	2,046	2,673	9,788
	Germany	1,128	285	496	523	452	1,756
	Greece	274	47	32	25	32	135
	Holland	4	3	3	3	0	8
	Italy	573	219	187	129	141	675
	Portugal	31	0	0	0	0	0
	Spain	634	189	200	110	151	649
	Switzerland	4	60	52	37	54	203
	Turkey	38	0	0	0	0	0
	UK	502	180	152	100	108	540
Europe Total		13,113	3,877	3,793	3,126	3,775	14,571
U.S.A.	U.S.A.	52,012	15,183	15,693	17,127	17,998	66,002
U.S.A. Total		52,012	15,183	15,693	17,127	17,998	66,002
LatinAm	Argentina	677	178	160	146	201	685
	Brazil	4,816	722	1,500	1,900	1,400	5,522
	Chile	135	0	80	75	77	232
	Mexico	552	143	264	248	165	819
	Venezuela	288	0	90	100	89	279
LatinAm Total		6,468	1,043	2,093	2,469	1,932	7,537
Grand Total		77,903	22,174	23,421	24,574	25,688	95,857